UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) Of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2012

MAKEMUSIC, INC.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota

(State or Other Jurisdiction

of Incorporation)

1-35438	41-1716250
(Commission File Number)	(IRS Employer Identification No.)

7615 Golden Triangle Drive, Suite M

Eden Prairie, MN 55344-3848

(Address of Principal Executive Offices) (Zip Code)

(952) 937-9611

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders (the “Annual Meeting”) of MakeMusic, Inc. (the “Company”) was held on August 22, 2012. There were 4,898,707 shares of Company common stock eligible to vote as of June 26, 2012, the record date for the Annual Meeting, and 4,342,987 shares (88.66%) of Company common stock were represented in person or by proxy at the Annual Meeting.

At the Annual Meeting, five nominees were elected to the Company’s Board of Directors to hold office until the next annual meeting or until their successors are elected and qualified. The nominees elected and the final voting results were as follows:

Name	For	Withheld	Broker Non- Votes	Other Non- Votes*
Robert B. Morrison	477,699	1,078,572	1,423,887	1,362,829
Trevor D’Souza	662,450	893,821	1,423,887	1,362,829
Keith A. Fenhaus	545,759	1,010,512	1,423,887	1,362,829
Graham Richmond	545,759	1,010,512	1,423,887	1,362,829
Michael Skinner	545,809	1,010,462	1,423,887	1,362,829

*	Other Non-Votes includes shares that were present at the Annual Meeting and voted by ballot on proposals brought to a vote at the Annual Meeting, but for which no vote was submitted with regard to the election of directors.

The shareholders also ratified the selection of McGladrey LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012. The final voting results were as follows:

For	Against	Abstain	Broker Non-Votes
3,997,687	134,741	210,559	0

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements: None.

(b)	Pro forma financial information: None.

(c)	Shell company transactions: None.

(d)	Exhibits: None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 27, 2012

MAKEMUSIC, INC.

/s/ Karen L. VanDerBosch
Karen L. VanDerBosch
Chief Operating Officer/Chief Financial Officer